                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         UNITED INDUSTRIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  OPT.CO INC.
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PRELIMINARY COPY

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                         UNITED INDUSTRIAL CORPORATION

                                PROXY STATEMENT
                                       OF
                                  OPT.CO INC.

TO OUR FELLOW UNITED INDUSTRIAL CORPORATION STOCKHOLDERS:

    United Industrial Corporation's ("United Industrial Corporation" or the "Company") Annual Meeting of Stockholders ("Annual Meeting") is scheduled to take place on May 13, 1997. OPT.CO INC. ("OPT.CO") is soliciting proxies in favor of independent directors ("OPT.CO Nominees") committed to enhancing stockholder value. Five years of poor operating performance has resulted in a material loss in United Industrial Corporation's book value, stock price and dividend return. The OPT.CO Nominees have devised a restructuring proposal that, if adopted by the Board of your Company, is intended to result in improved profitability, a higher corporate valuation and tangible strategic opportunities. Accordingly, OPT.CO is soliciting your proxy in support of the election of the OPT.CO Nominees named below under "Election of Directors" as directors of United Industrial Corporation. This proxy statement and the accompanying BLUE proxy card are first being sent to stockholders on or about April 15, 1997.

    The main elements of the proposed restructuring include:

    1. ELIMINATION OF THE HOLDING COMPANY STRUCTURE: The Company's principal operating subsidiaries, AAI Corporation ("AAI") and Detroit Stoker Company ("Detroit Stoker") are well established participants in their respective industries. Re-establishing their independent identities can be expected to to increase their visibility in the financial markets and, therefore, valuation.

    2. TAX-FREE DISTRIBUTION OF INDUSTRIAL BUSINESSES: The OPT.CO Nominees will propose the tax-free distribution to stockholders of United Industrial Corporation's non-core industrial businesses (the "Spinoff"). The proposed spinoff is an appropriate means of realizing stockholder value. This tactic is intended to permit each stockholder to share in this increase, without incurring unnecessary tax and transaction costs. Additionally, the spinoff minimizes the risks of re-investing proceeds from asset sales.

    3. ELIMINATION OF INTERLOCKING BOARD AND MANAGEMENT ARRANGEMENTS AND ELIMINATION OF CLASSIFIED BOARD STRUCTURE: Four of the six current directors are salaried employees of the Company. Four of the six current directors were initially appointed, not elected to the Board. The Company nominees at this year's annual meeting are employed by the Company and were originally appointed, not elected, to your Board. Election of the OPT.CO Nominees will significantly change the composition and enhance the independence of the Board. Additionally, eliminating the Company's classified Board can be expected to increase manangement's accountability and help safeguard stockholder interests.

    4. REDUCTION OF OVERHEAD: The Company's New York City headquarters office now operates as a very expensive accommodation for past and current directors. The Company's executive management is located at its Hunt Valley, Maryland offices. Maintaining an unneeded New York City location represents a significant operating and tax expense. The OPT.CO Nominees believe that elimination of this unnecessary expense will likely result in an immediate and material increase in the Company's operating and net profit performance.

    A comprehensive restructuring will require actions by a majority of the full six-member Board. The election of the two OPT.CO Nominees will be an important stimulus to this action, as their election will result in a meaningful change in Board composition and because of the stockholder directive implicit in their election. The election of the OPT.CO Nominees will result in a Board that has four independent directors. The OPT.CO Nominees will, with cooperation from existing independent directors, seek to adopt and implement the proposed restructuring.

    AT THE ANNUAL MEETING, OPT.CO WILL SEEK TO ELECT THE OPT.CO NOMINEES AS DIRECTORS OF UNITED INDUSTRIAL CORPORATION. OPT.CO URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE ELECTION OF THE OPT.CO NOMINEES.

                         BACKGROUND TO THE SOLICITATION

    The operating performance of your Company has for the past several years been characterized by stagnant sales, erratic profitability and fluctuating dividends. The table immediately below illustrates how weak the performance has been for the past five years.

                         UNITED INDUSTRIAL CORPORATION

                                 5-YEAR SUMMARY

                                  BASE YEAR                                                                    COMPOUND
                                    1991         1992        1993        1994        1995        1996       RATE OF CHANGE
                                 -----------  ----------  ----------  ----------  ----------  ----------  -------------------
COMPANY RESULTS (000)
Net Sales......................   $ 258,012   $  251,315  $  252,993  $  209,727  $  227,398  $  220,000            (3.1%)
Income (Loss)..................   $  11,523        7,179       2,353       5,212         888       6,404           (11.1%)

PER SHARE RETURNS
Earnings (Loss)................   $    0.94   $     0.58  $     0.19  $     0.43  $     0.07  $     0.52           (11.2%)
Cash Dividends Paid............   $    0.64         0.64        0.44        0.28        0.26        0.28           (15.2%)
Book Value.....................   $    8.40         8.29        6.96        7.27        7.08        7.33            (2.7%)

NOTES           1991  Excludes claim settlement income ($3,007,000), termination benefit costs ($2,401,000) and prior year tax charges, net of tax benefit.
                1992  Excludes special termination benefit costs ($786,000), net of tax benefit.
                1993  Excludes restructuring charge ($14,370,000) and effect of accounting change ($994,000), net of tax benefit.
                      Includes losses resulting from revision of cost estimates ($17,833,000), net of tax benefit.
                1994  Includes losses resulting from revision of cost estimates ($3,461,000), net of tax benefit.
                1995  Includes losses resulting from revision of cost estimates ($6,059,000), net of tax benefit.
                1996  Includes losses resulting from revision of cost estimates ($2,673,000), net of tax benefit.

                         Source: Company Annual Reports

    As a consequence, stockholders have suffered a material decline in the value of their investment in the Company in both absolute terms and relative to a peer group of similar companies.

    The following graphs compare the stock price performance of United Industrial Corporation with the stock price performance of the Standard & Poor's 500 Composite Stock Index ("S&P 500") and a constructed peer group ("Peer Group") index of the common stock of six corporations deemed by Company management to be substantially comparable to United Industrial Corporation. The Peer Group is comprised of EDO Corporation, Whitehall Corporation, Moog Incorporated, Sparton Corporation, Tech Sym Corporation and Watkins Johnson Company.

               Table 1
EDGAR REPRESENTATION OF DATA POINTS
USED IN PRINTED GRAPHIC
       5-YEAR ABSOLUTE DECLINE
                        United Industrial Corp    S&P 500 Index    Peer Group
Dec-91                                     100              100           100
Dec-92                                     104              107           103
Dec-93                                      56              118           126
Dec-94                                      53              115           143
Dec-95                                      63              156           208
Dec-96                                      64              192           219

                                    Table 2

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   5-YEAR RELATIVE
       DECLINE
                           UIC/S&P500    UIC/Peer Group
Dec-91                            100               100
Dec-92                             97               101
Dec-93                             48                45
Dec-94                             46                37
Dec-95                             41                30
Dec-96                             33                29

    The data is based on price performance only. Dividends and other distributions are not included. The Peer Group calculation is based on a simple average of annual price changes and is not weighted by market capitalization. Stock price data is based on monthly closing prices, as reported by S&P Comstock. Relative performance is based on UIC price performance (numerator) divided by S&P 500 and Peer Group price performance (respective denominator).

                               RESTRUCTURING PLAN

    OPT.CO is committed to revitalizing United Industrial Corporation and allowing stockholders to realize the true value of their investment by spinning off the Company's industrial businesses, thus transforming the Company's subsidiaries into two independently financed and managed companies, each better able to operate and achieve strong results in their respective businesses. The restructuring plan proposed by OPT.CO and the benefits of such plan are discussed below.

SPINOFF OF INDUSTRIAL BUSINESSES

    The OPT.CO Nominees believe United Industrial Corporation's poor performance is a consequence of a flawed business organization. OPT.CO believes the breadth of business activities, including defense, industrial capital goods, commercial aviation and public transportation, is inconsistent with the relatively modest scale of each business. Management focus and accountability will be better achieved by the narrower operational scope that will result from the proposed restructuring.

    THE OPT.CO NOMINEES WILL, IN COOPERATION WITH THE CURRENT INDEPENDENT DIRECTORS, SEEK TO TAKE THE NECESSARY STEPS TO SPINOFF THE INDUSTRIAL BUSINESSES AS SOON AS PRACTICAL AFTER THEY ARE ELECTED AND HAVE ASSUMED OFFICE.

AAI CORPORATION SUSIDIARY

    United Industrial Corporation's principal businesses are fundamentally attractive. AAI's areas of expertise have value, both to national defense and the Company's stockholders. AAI is a clear leader in unmanned vehicle technology; the engineering systems group is well positioned to participate in the privatization of a range of high level defense operations; the various commercial aviation activities should register significant growth.

    The defense industry is undergoing massive consolidation, with the leading companies refining their program mix and redeploying capital. Program competition is increasingly fierce and conducted by well-financed industry competitors. In the face of these enormous changes, AAI remains passive. The program mix has remained substantially unchanged since the mid-1980's. The only significant attempts to change were largely failures and resulted in the material charges to earnings recorded in 1993, 1994, 1995 and 1996.

    The OPT.CO Nominees believe that AAI must have the ability to respond strategically to the competitive environment. Failing to make necessary changes will keep the Company bound to a stagnant opportunity set and an increasingly limited customer base.

    UPON ELECTION TO THE BOARD, THE OPT.CO NOMINEES WILL, IN COOPERATION WITH THE INCUMBENT INDEPENDENT DIRECTORS, SEEK TO RETAIN THE SERVICES OF INVESTMENT BANKING PROFESSIONALS FOR THE PURPOSE OF IDENTIFYING AND EVALUATING STRATEGIC TRANSACTION OPPORTUNITIES THAT MAY BE AVAILABLE TO THE COMPANY'S AAI CORPORATION SUBSIDIARY.

DETROIT STOKER COMPANY SUBSIDIARY

    A similar analysis applies to Detroit Stoker Company, the Company's energy systems subsidiary. Detroit Stoker is one of the preeminent companies in the energy firing systems field. It provides well respected products in coal, natural gas and waste-to-energy power generation systems, as well as fuel metering devices.

    Deregulation is having dramatic effect on the domestic power industry. Worldwide spending for energy production equipment is exploding. Detroit Stoker is a leading producer of power generation equipment. The waste-to-energy business, which should benefit from increasingly stringent federal and state environmental regulation, has very attractive growth opportunities.

    In the face of these opportunities, Detroit Stoker continues to be led by "interim management", according to the Company's 1996 annual report to stockholders. The OPT.CO Nominees believe a dedicated Board with directly accountable and appropriately incentivized management will be better able to devise a strategy that fosters profitable growth.

    UPON ELECTION TO THE BOARD, THE OPT.CO NOMINEES WILL, IN COOPERATION WITH THE INCUMBENT INDEPENDENT DIRECTORS, SEEK TO CREATE AN INDEPENDENT BOARD TO GOVERN THE DETROIT STOKER SUBSIDIARY.

BENEFITS OF THE RESTRUCTURING PLAN

    Institutional investors are placing greater emphasis on specialized companies with clearly defined growth strategies. The diversified corporate model, of which United Industrial Corporation is a relic, is passe. The proposed restructuring will attempt to align the Company's capital structure with stockholder preferences. In addition to the operational benefits outlined above, the OPT.CO Nominees believe the spinoff of the industrial operations will enhance the Company's investment appeal, which is anticipated to result in a lower cost of investment capital and higher returns to stockholders.

    There can be no assurance, however, that the proposed restructuring plan will be implemented, and if implemented, that it will result in the benefits described herein.

MANAGEMENT'S INADEQUATE RESPONSE

    United Industrial Corporation's management, in a December 5, 1996 letter to stockholders, articulated a divestment strategy. The plan appears to involve selling the industrial businesses and reinvesting the proceeds in AAI activities. This plan is inadequate for several reasons:

    1. INCURRING CAPITAL GAINS TAX AT THE HOLDING COMPANY LEVEL UNNECESSARILY PENALIZES STOCKHOLDERS. The plan would result in capital gains tax liability at the United Industrial Corporation level. A tax-free distribution or ESOP-type transaction would be preferable because it would not result in similar tax liabilities.

    2. MANAGEMENT'S ACQUISITION RECORD IS NOT ENCOURAGING. During the 1992-1996 period, the Company entered several new businesses. Certain of these transactions are stark failures; others remain, at best, promising.

    3. BOARD COMMITMENT IS SUSPECT. Despite numerous public statements, there is no tangible evidence that United Industrial Corporation will be meaningfully changed. This skepticism is supported by the comfortable employment arrangements enjoyed by certain Board members.

    Based on the corporate record, OPT.CO and the OPT.CO Nominees believe stockholders have good reason to question whether the incumbent Board will implement a meaningful transformation of the Company.

                              CORPORATE GOVERNANCE

    OPT.CO is committed to improving the corporate governance practices at your Company. Accordingly, OPT.CO is soliciting your proxy in support of the election of the OPT.CO Nominees named below under "Election of Directors" as directors of United Industrial Corporation.

    THE ELECTION OF THE OPT.CO NOMINEES WILL IMMEDIATELY TRANSFORM THE COMPOSITION OF THE BOARD OF UNITED INDUSTRIAL CORPORATION. INDEPENDENT DIRECTORS, INCLUDING CERTAIN INCUMBENTS, WILL COMPRISE A MAJORITY OF THE BOARD.

    The OPT.CO Nominees believe that the low relative valuation of the Company is related to the composition of the current Board of Directors. A majority of the current Board members are employed by the Company, a fact which discourages both strategic and institutional investors. In addition, maintaining the New York City headquarters office, a significant and non-productive overhead and tax expense to the Company, further diminishes investor respect.

    UPON ELECTION TO THE BOARD, THE OPT.CO NOMINEES WILL, IN COOPERATION WITH THE INCUMBENT INDEPENDENT DIRECTORS, SEEK THE PROMPT ELIMINATION OF THE NEW YORK CITY HEADQUARTERS OFFICE.

    The OPT.CO Nominees believe that United Industrial Corporation's valuation is further depressed by the non-responsive character of the Company's investor relations and communication policies. The Company is reported to have a policy barring stockholders and investment analysts from visiting its operating locations. As a result of its policies, United Industrial Corporation is nearly unique among New York Stock Exchange listed companies in the total absence of published brokerage research about the Company. In addition, directory information publishers routinely disseminate incomplete and inaccurate information about the Company.

    The OPT.CO Nominees believe that public companies have an affirmative obligation to assist stockholders and institutional investors by providing them with timely and accurate information.

    THE OPT.CO NOMINEES WILL, IN COOPERATION WITH THE CURRENT INDEPENDENT DIRECTORS, SEEK TO ASSIST THE COMPANY IN DEVISING AN UP-TO-DATE INVESTOR RELATIONS AND COMMUNICATION STRATEGY CONSISTENT WITH CONTEMPORARY CORPORATE GOVERNANCE STANDARDS.

    The OPT.CO Nominees also support the elimination of the classified Board of Directors, as proposed by a stockholder of the Company. The OPT.CO Nominees believe that directors are most responsive to stockholders when the entire Board of Directors stands for election at each annual meeting of stockholders. The OPT.CO Nominees believe that this will improve corporate governance at United Industrial Corporation by making your Board responsive to your wishes.

MANAGEMENT PLANS

    Upon election to the Board, at least one of the OPT.CO Nominees will seek membership on the compensation committee. This is especially significant because at the 1996 Annual Meeting, stockholders approved a material expansion of the Company's Stock Option Plan. The participation of an OPT.CO Nominee on the compensation committee will help ensure that option grants and other compensation agreements are consistent with the enhancement of stockholder value.

FINANCIAL PLANS

    Apart from accomplishing the spinoff and revising any financial arrangements attendant thereto, the OPT.CO Nominees do not have specific plans with respect to the financial management of the Company. They note, however, that United Industrial Corporation's cash flow is substantial and that the Company's financial position is relatively un-leveraged.

    The OPT.CO Nominees are experienced with financial techniques that can contribute to increasing stockholder value, including liquidation of marginal and unprofitable lines of business, merger or acquisition of related businesses and company stock repurchases. The OPT.CO Nominees will, in conjunction with the incumbent Board, management and investment banking professionals, seek to actively review these options to enhance stockholder value.

                PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

ITEM 1--ELECTION OF DIRECTORS

    The OPT.CO Nominees believe their collective experience in business development, investment management, investment banking and corporate board service will enable them to make important contributions to the governance of your Company. The OPT.CO Nominees listed below have furnished the following information regarding their principal occupation or employment and certain other matters.

THE OPT.CO NOMINEES FOR DIRECTORS:

       DAVID A. LANG, age 47, is currently President of OPT.CO INC. (since
       1991), a New York-based private investment company. Mr. Lang is also President of Deep Creek TeleServices Company LLC, a business development company formed in 1997 and located in Oakland, Maryland (since its 1997 formation). He is a Director of Informedix, Inc., a development-stage medical electronics company in Rockville, Maryland (since 1989) and he was Vice-President and of Faneuil Research Ltd., a market research company (1993-1995).

       Mr. Lang has extensive knowledge about United Industrial Corporation. He was previously affiliated with Lehman Brothers Kuhn Loeb Inc. (1981-1988), during which time he monitored United Industrial Corporation's activities and visited key operating sites. Mr. Lang is a past-president of the Aerospace Analysts Society of New York.

       ALAN S. PARSOW, age 47, a private investor, is currently the sole General Partner of Parsow Partnership, Ltd. and Elkhorn Partners L.P., both Nebraska investment limited partnerships (since 1989), and Vice-President of Parsow's Fashions for Men, a specialty retailer (since 1980). He is currently a Director of CACI International Inc.(since 1992) and of the Republic Funds Group (since 1987).

OPT.CO STRONGLY RECOMMENDS A VOTE FOR THE ELECTION OF THE OPT.CO NOMINEES. A VOTE FOR THE ELECTION OF THE OPT.CO NOMINEES WILL PROVIDE YOU WITH A BOARD OF DIRECTORS COMMITTED TO STOCKHOLDER VALUE.

              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

    According to the Company's proxy statement, the Company is soliciting proxies with respect to proposals other than the election of directors. Please refer to the Company's proxy statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. These proposals are itemized below.

ITEM 2--APPROVAL OF 1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

    At the Annual Meeting, the stockholders will be asked to approve the 1996 Stock Option Plan For Nonemployee Directors. OPT.CO believes the Plan is an appropriate and cost-effective means of attracting and retaining qualified directors, as well as linking director compensation with returns to stockholders.

    OPT.CO RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    At the Annual Meeting, the stockholders will again be asked to ratify the appointment of Ernst & Young LLP as United Industrial Corporation's independent auditors for the year ending December 31, 1997.

    OPT.CO RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM 4-- STOCKHOLDER PROPOSAL CONCERNING ELIMINATION OF A CLASSIFIED BOARD OF DIRECTORS

    At the Annual Meeting, the stockholders will be asked to vote on the following stockholder proposal:

       "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

    OPT.CO BELIEVES THAT THIS PROPOSAL IS CONSISTENT WITH THE PROPOSED RESTRUCTURING PLAN AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM 5-- STOCKHOLDER PROPOSAL CONCERNING ENGAGEMENT OF AN INVESTMENT BANKER

    At the Annual Meeting, the stockholders will be asked to vote on the following stockholder proposal:

       "RESOLVED, that the shareholders of the Company recommend and deem it desirable and in their best interest that the Board of Directors immediately engage the services of a nationally recognized investment banker to explore all alternatives to enhance the value of the Company. These alternatives should include, but are not limited to, the possible sale, merger or other transaction involving the Company."

    OPT.CO BELIEVES THAT THIS PROPOSAL IS CONSISTENT WITH THE PROPOSED RESTRUCTURING PLAN AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

OTHER PROPOSALS

    Except as set forth above, OPT.CO is not aware of any proposals to be brought before the Annual Meeting. SHOULD OTHER PROPOSALS BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED ON THE BLUE PROXY CARD WILL VOTE ON SUCH PROPOSALS BASED ON THE INTERESTS OF THE STOCKHOLDERS, AS DETERMINED BY THEM IN THEIR SOLE DISCRETION.

                               VOTING PROCEDURES

    This proxy statement and the accompanying BLUE proxy card are being furnished by OPT.CO in connection with the solicitation of proxies by OPT.CO, to be used at the 1997 Annual Meeting. The Annual Meeting will be held on May 13, 1997 at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York at 10:00 A.M. local time and at any adjournments, postponements or rescheduling thereof. The Company's principal executive offices are located at 18 East 48th Street New York, New York 10017.

    The holders of a majority of the outstanding shares of common stock present in person or represented by proxy will constitute a quorum for the Annual Meeting. For purposes of the Annual Meeting, except for the election of directors, which requires a plurality vote, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting is required for the matter to be deemed an act of the stockholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted with respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

    The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is March 27, 1997 (the "Record Date"). Except as noted below with respect to the election of directors, stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of common stock. According to the Company's proxy statement, there were 12,175,543 shares of common stock outstanding on the Record Date.

    Two directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in the year 2000 and until their successors are elected and qualified. The nominees proposed and recommended by OPT.CO are David A. Lang and Alan S. Parsow. Although OPT.CO has no reason to believe that either of the OPT.CO Nominees will be unable to serve as directors, if either of the OPT.CO Nominees are not available, the persons named in the BLUE proxy card (the "Proxyholders") will vote for the election of such other persons as they deem in the best interests of the stockholders.

    Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Stockholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (for purposes of this election, two votes per share). A stockholder may cast all such votes for a single nominee or distribute them between the nominees, as he or she wishes, either by so marking the ballot at the Annual Meeting or by specific voting instructions with a signed proxy card sent to Deep Creek TeleServices Company LLC, OPT.CO's Information Agent, or the Secretary of the Company. Unless authority to vote for one of the nominees for director is withheld, it is the intention of the Proxyholders to cumulate the votes represented by the proxies in such manner as to ensure the election of at least one of the OPT.CO Nominees.

                                PROXY PROCEDURES

    IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD AND RETURN IT TO OPT.CO, C/O DEEP CREEK TELESERVICES COMPANY LLC IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

    The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote for or withhold authority to vote for the OPT.CO Nominees and for or against, or abstain from voting on each of Items 2, 3, 4 and 5 described above by marking the proper box on the BLUE proxy card.

    IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE COMMON STOCK REPRESENTED BY THE BLUE PROXY CARD FOR THE OPT.CO NOMINEES CUMULATED AS DETERMINED BY THE PROXYHOLDERS IN THEIR SOLE DISCRETION AND FOR ITEMS 2, 3, 4 AND 5 AND TO VOTE ON ANY OTHER PROPOSALS BROUGHT BEFORE THE ANNUAL MEETING BASED ON THE INTERESTS OF THE STOCKHOLDERS, AS DETERMINED BY THE PROXYHOLDERS IN THEIR SOLE DISCRETION.

    OPT.CO URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY UNITED INDUSTRIAL CORPORATION. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO OPT.CO C/O DEEP CREEK TELESERVICES COMPANY, 581 MAIN STREET, WOODBRIDGE, NEW JERSEY 07095, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

    Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after the Record Date.

    If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card on your behalf.

SOLICITATION OF PROXIES

    Solicitation of proxies may be made by OPT.CO INC., the OPT.CO Nominees and certain of its affiliates, none of whom will receive additional compensation for such solicitation, except for compensation paid to Deep Creek TeleServices Company LLC as outlined below. Proxies may be solicited by mail, courier service, advertisement, telephone, telecopier, other electronic media and in person and by request to brokers, dealers and other stockholders to forward proxy solicitation materials to beneficial owners of United Industrial Corporation stock. Certain information about officers and employees of OPT.CO and/or its affiliates, who may also assist in soliciting proxies, is set forth in the attached Schedule II.

    In addition, OPT.CO has retained Deep Creek TeleServices Company LLC to assist in the solicitation, for which Deep Creek TeleServices Company LLC is to receive a fee of $90,000, plus reimbursement for its reasonable out-of-pocket expenses. OPT.CO has also agreed to indemnify Deep Creek TeleServices Company LLC against certain liabilities and expenses, including certain liabilities and expenses under the Federal securities laws.

    Mr. David A. Lang, the President and sole stockholder of OPT.CO, is the controlling member of Deep Creek TeleServices Company LLC. The ability of Deep Creek TeleServices Company LLC to assist in the solicitation relies substantially on Mr. Lang's initiative and experience. The cost of this solicitation will initially be borne by OPT.CO. OPT.CO intends to seek reimbursement of the fees and expenses incurred in connection with this solicitation from the Company.

SECURITY OWNERSHIP OF OPT.CO NOMINEES

    As of March 27, 1997, OPT.CO and the OPT.CO Nominees beneficially owned an aggregate of 13,000 shares of common stock, representing less than 1% of the outstanding shares of common stock. OPT.CO Nominees intend to vote such shares FOR the election of the OPT.CO Nominees.

    Certain additional information relating to, among other things, the ownership, purchase and sale of securities of the Company by the OPT.CO Nominees and their respective associates is set forth in Schedule I hereto.

ADDITIONAL INFORMATION

    Certain information regarding United Industrial Corporation common stock held by its directors, officers, nominees, management and 5% stockholders is contained in United Industrial Corporation's proxy statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of stockholders of United Industrial Corporation must be received by United Industrial Corporation for inclusion in its 1998 proxy statement and form of proxy for that meeting is also contained in United Industrial Corporation's proxy statement and is incorporated herein by reference. OPT.CO assumes no responsibility for the accuracy or completeness of any information contained herein which is based upon, or incorporated by reference to United Industrial Corporation's proxy statement.

                                                           OPT.CO INC.
                                                           APRIL 15, 1997

SCHEDULE I

SHARES OF UNITED INDUSTRIAL CORPORATION COMMON STOCK HELD BY OPT.CO, OPT.CO NOMINEES AND CERTAIN OTHER PERSONS WHO ARE OR MAY BE PARTICIPANTS IN THIS
SOLICITATION:

            DATE                       PURCHASED     SOLD
------------------------------------  -----------  ---------
OPT.CO INC.
        03/05/97                           1,500
DAVID A. LANG
        11/28/95                           1,000
        12/01/95                           4,000
        08/15/96                           1,000
        10/30/96                           1,000
        01/06/97                           1,000
        03/18/97                           1,000
ALAN S. PARSOW
        01/20/97                           2,500

SCHEDULE II

INFORMATION CONCERNING OPT.CO, THE OPT.CO NOMINEES AND OTHER PARTICIPANTS.

    The following table sets forth the name and the present principal occupation or employment (indicated by asterisk), and the name, principal business and address of any corporation or other organization which may be deemed participants in the solicitation.

                                                        AGE AT
                NAME AND PRINCIPAL                     DEC. 31,                    PRINCIPAL OCCUPATION OR
                 BUSINESS ADDRESS                        1996                             EMPLOYMENT
---------------------------------------------------  -------------  ------------------------------------------------------

David A. Lang......................................           47    President of OPT.CO INC.,* a private investment
  250 West 94th Street                                              company (since 1991); President of Deep Creek
  New York, NY 10025                                                TeleServices Company LLC, a business development
                                                                    company (since its 1997 formation); Director of
                                                                    Informedix, Inc., a development-stage medical
                                                                    electronics company (since 1989); Vice-President of
                                                                    Faneuil Research Ltd., a market research company
                                                                    (1993-1995)

Alan S. Parsow.....................................           47    Private Investor, General Partner of Parsow
  2222 Skyline Drive                                                Partnership, Ltd. and Elkhorn Partners L.P.,* both
  Elkhorn, Nebraska 68022                                           Nebraska investment limited partnerships (since 1989);
                                                                    Vice-President of Parsow's Fashions for Men (since
                                                                    1980); Director of CACI International Inc. (since
                                                                    1992); Director of Republic Funds Group (since 1987)

OPT.CO INC.........................................                 A private investment company
  250 West 94th Street
  New York, NY 10025

Deep Creek TeleServices Company LLC................                 A consulting and teleservicing company
  Suite 201
  300 Industrial Drive
  Oakland, MD 21550

                                   IMPORTANT

    1. If your shares are held in your own name, please mark, date and mail the enclosed BLUE proxy card to our Information Agent, Deep Creek TeleServices Company LLC in the postage-paid envelope provided.

    2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a BLUE proxy card to be signed representing your shares.

    3. If you have already submitted a proxy to United Industrial Corporation for the Annual Meeting, you may change your vote to a vote FOR the election of the OPT.CO Nominees by marking, signing, dating and returning the enclosed BLUE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to United Industrial Corporation. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT SUCH MEETING.

    If you have further questions or require any assistance, please contact

                      DEEP CREEK TELESERVICES COMPANY LLC

                            Toll free: 800 235-5837

PRELIMINARY COPY

                         UNITED INDUSTRIAL CORPORATION

                     THIS PROXY IS SOLICITED BY OPT.CO INC.
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS,
                                  MAY 13, 1997

                                BLUE PROXY CARD

    The undersigned hereby appoints David A. Lang and Alan S. Parsow or any one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 1997 Annual Meeting of Stockholders and any adjournments or postponements thereof and to vote as designated below, all the shares of common stock of United Industrial Corporation held of record by the undersigned on March 27, 1997. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED A DIRECTION TO VOTE FOR THE OPT.CO NOMINEES IN ITEM 1 AND TO CUMULATE VOTES AMONG THE OPT.CO NOMINEES AS DETERMINED BY THE PROXIES IN THEIR SOLE DISCRETION, AND FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE HEREBY AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE PAID
                               ENVELOPE ENCLOSED.
                         (TO BE SIGNED AND DATED BELOW)

/X/  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE. OPT.CO RECOMMENDS A VOTE FOR
  ITEMS 1, 2, 3, 4 AND 5.

1. ELECTION OF OPT.CO NOMINEES DAVID A. LANG AND ALAN S. PARSOW AS DIRECTORS WHOSE TERMS EXPIRE IN THE YEAR 2000.

    / / FOR both nominees cumulated among them as determined by the proxies in their sole discretion

    / / FOR, except vote withheld from the following nominee:
    ------------------

    / / WITHHELD authority from both nominees listed above.

2.  APPROVAL OF 1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

               / / FOR           / / AGAINST          / / ABSTAIN

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

               / / FOR           / / AGAINST          / / ABSTAIN

4.  STOCKHOLDER PROPOSAL CONCERNING ELIMINATION OF A CLASSIFIED BOARD OF
    DIRECTORS

               / / FOR           / / AGAINST          / / ABSTAIN

5.  STOCKHOLDER PROPOSAL CONCERNING ENGAGEMENT OF AN INVESTMENT BANKER

               / / FOR           / / AGAINST          / / ABSTAIN

    Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

                                      Date:
                                      Signature(s):
                                      Signature(s):
                                      Titles, if any:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE PAID
                               ENVELOPE ENCLOSED.